                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the registration statement of IRIDEX Corporation on Form S-8 of our report dated January 22, 1999, on our audits of the consolidated financial statements and financial statement schedule of IRIDEX Corporation for the years ended January 2, 1999 and December 31, 1998, which report is included in the registration statement on Form 10-K405 (File No. 000-27598).

                                        /s/ PricewaterhouseCoopers LLP
                                        ----------------------------------------

San Jose, California
August 25, 1999